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                                                                  Exhibit 99.1

                      Report of Independent Accountants on
                          Financial Statement Schedule

To the Board of Directors
of HealthGate Data Corp.

Our audits of the consolidated financial statements of HealthGate Data Corp. referred to in our report dated March 21, 2002 (which report and consolidated financial statements are included in the Annual Report on Form 10-K) also include an audit of the financial statement schedule listed in Item 14 (a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth herein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 21, 2002


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                              HealthGate Data Corp
                 Schedule II - Valuation and Qualifying Accounts


                                    Balance at   Charges to                  Balance at
                                   Beginning of  Costs and    Write-offs/      End of
                                       Year       Expenses     reversals        Year
                                  -------------  ----------  ------------    ----------
2001
Allowance for doubtful accounts   $ 190,625.00    $      -   $(169,885.00)   $20,740.00

2000
Allowance for doubtful accounts        50,000      165,122        (24,497)      190,625

1999
Allowance for doubtful accounts        20,000       30,000              -        50,000
